Exhibit 99.1
For Financial Inquiries:
Sybase Investor Relations
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
Charlie Chen
(925) 236-6015
charles.chen@sybase.com
For Press Inquiries:
Sybase Public Relations
Lorna Fernandes
(925) 236-4107
lorna.fernandes@sybase.com
SYBASE REPORTS 22% LICENSE REVENUE GROWTH IN SECOND QUARTER
Revenues, EPS Exceed Analyst Consensus Estimates
Management Raises Full-Year EPS Guidance
Highlights:
•	Core database license revenue grows 31%, mobile & wireless license revenue increases 21%, year-over-year

•	Pro Forma EPS increases 33% to $0.36 and GAAP EPS increases 71% to $0.29, year-over-year

•	Management raises full-year pro forma EPS guidance to $1.38 from $1.29, GAAP EPS guidance to $1.12 from $1.07
DUBLIN, Calif. — July 20, 2006 — Sybase, Inc. (NYSE: SY), a leading provider of enterprise infrastructure and mobile software, today reported financial results for the second quarter ended June 30, 2006.
For the 2006 second quarter, total license revenue increased 22% to $83.1 million from $67.9 million in the second quarter of 2005. Total revenue for the 2006 second quarter increased 5% to $215.6 million from $204.4 million for the second quarter of 2005.
Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the second quarter of 2006 increased 15% to $32.4 million,

1

compared with GAAP operating income of $28.1 million for the year-ago quarter. The GAAP results for the 2006 second quarter include the impact of $3.3 million associated with implementation of FAS 123R.
GAAP net income for the 2006 second quarter increased 66% to $26.3 million, or GAAP EPS of $0.29, compared with GAAP net income of $15.9 million, or GAAP EPS of $0.17 for the 2005 second quarter.
Pro forma operating income increased 22% to $41.8 million, compared with pro forma operating income of $34.3 million in the second quarter of 2005. Pro forma net income for the second quarter increased 31% to $32.8 million, or earnings per diluted share of $0.36. This compares with pro forma net income of $25.0 million, or earnings per diluted share of $0.27, for the 2005 second quarter.
Pro forma amounts exclude amortization of certain expenses including certain purchased intangibles, stock-based compensation, and restructuring costs. Accompanying this release is a reconciliation of pro forma and GAAP amounts for the 2006 second quarter.
“Our strong growth in the quarter was driven by demand for our ASE 15 flagship data management solution and its encryption and partitioning options, growth in data integration solutions, plus solid performance in our mobile business,” said John Chen, chairman, CEO, and president of Sybase.
“This resulted in our highest year-over-year license growth in 12 years and the highest Q2 operating margin in our history as a public company,” added Mr. Chen. “Our second quarter performance validates the strength of our Unwired Enterprise strategy and solutions, and we remain committed to growing the business through investments in R&D, sales and marketing, and other strategic initiatives.
“We’re encouraged by the quality of our business, consistently high levels of customer satisfaction, and solid maintenance renewal rates. As a result, we remain on track to achieve our revenue growth targets, and we expect to meet or exceed our previous cash flow and profitability targets for the year,” concluded Mr. Chen.
Balance Sheet and Other Data
At June 30, 2006, Sybase reported $935.9 million in cash and cash investments, including restricted cash of $5.5 million. The company generated $51.6 million in cash flow from operations in the second quarter.

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Sybase repurchased approximately $20.6 million worth of its stock during the 2006 second quarter. As of June 30, 2006, approximately $264.3 million remained authorized in the company’s current share repurchase program.
Days sales outstanding for the second quarter was 56 days.
Forward Guidance
For the third quarter ending September 30, 2006, management anticipates revenues will range from $210 to $215 million, with pro forma fully diluted EPS of approximately $0.33. GAAP EPS is estimated to be approximately $0.27, which would include the impact of expensing options under FAS 123R.
For the 12-month period ending December 31, 2006, management anticipates total revenue growth of 6%. Due to improved margin performance in the first half of 2006, management is raising its most recent full-year estimates for fully diluted pro forma EPS to approximately $1.38 from $1.29. Management is also raising GAAP EPS guidance to approximately $1.12 from $1.07. Management also expects it will be able to meet, or slightly exceed, the cash flow target of $170 million for the year.
Q206 Company Highlights
•	Launched Information Anywhere® Suite, an enterprise-class mobile platform enabling customers to securely extend back-end applications and business processes to remote workers on the front lines.

•	Acquired privately held Solonde AG, a Hamburg, Germany-based provider of next-generation ETL technology, in an all-cash transaction.

•	Launched SQL Anywhere® 10, the next-generation of the market-leading data management and synchronization solution for frontline environments.

•	Delivered Sybase Replication Server® 15, the next-generation data movement solution that synchronizes operational data across mixed database environments and geographies in real time.

•	Delivered Mirror Activator™, Sybase’s business continuity solution, now available for Oracle database environments.

•	Delivered RFID Anywhere™ 2.1, the latest-generation platform for developing and managing robust, highly distributed radio frequency identification (RFID) solutions.

•	Delivered DataWindow .NET™ 2.0 application development tool to support the Microsoft .NET Framework.

•	Delivered Sybase® WorkSpace 1.5, an Eclipse-based unified application development environment.

•	Announced support for Motorola Q by Sybase iAnywhere technologies.

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Conference Call and Webcast Information
The Sybase 2006 second quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m., Pacific Time/10:30 a.m. Eastern Time, on Thursday, July 20, 2006. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on July 27, 2006. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #1214650. Additionally, the archived Webcast will be available through October 18, 2006 at http://www.sybase.com/about_sybase/investorrelations.
About Sybase, Inc.
Sybase is the largest global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. Sybase provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. The world’s most critical data in commerce, finance, government, healthcare, and defense runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006.
Sybase, Adaptive Server Enterprise (ASE), Data Window .Net, Information Anywhere Suite, Replication Server, Mirror Activator, RFID Anywhere, and SQL Anywhere are trademarks of Sybase, Inc. or its subsidiaries. All other names may be trademarks of the companies with which they are associated.

4

SYBASE, INC.
RECONCILIATION TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(UNAUDITED)

	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
		Pro forma				Pro forma
(In thousands, except per share data)	GAAP	Adjustments (2)		Pro forma	GAAP	Adjustments (2)		Pro forma

Revenues:
License fees	$83,141	—		$83,141	$67,915	—		$67,915
Services	132,418	—		132,418	136,493	—		136,493

Total revenues	215,559	—		215,559	204,408	—		204,408

Costs and expenses:
Cost of license fees	11,930	(2,303)	a	9,627	11,721	(2,341)	a	9,380
Cost of services	38,338	(681)	b	37,657	39,928	(99)	b	39,829
Sales and marketing	67,833	(1,051)	b	66,782	65,360	(131)	b	65,229
Product development and engineering	37,543	(679)	b	36,864	34,305	(7)	b	34,298
General and administrative	25,947	(3,151)	b	22,796	23,077	(1,703)	b	21,374
Amortization of other purchased intangibles	1,552	(1,552)	a	—	1,677	(1,677)	a	—
Cost of restructure	66	(66)	c	—	289	(289)	c	—

Total costs and expenses	183,209	(9,483)		173,726	176,357	(6,247)		170,110

Operating income	32,350	9,483		41,833	28,051	6,247		34,298

Interest income and expense and other, net	7,217	—		7,217	3,631	—		3,631

Income before income taxes	39,567	9,483		49,050	31,682	6,247		37,929

Provision for income taxes	13,234	3,025	d	16,259	15,827	(2,931)	d	12,896

Net income	$26,333	$6,458		$32,791	$15,855	$9,178		$25,033

Basic net income per share	$0.30	$0.07		$0.37	$0.18	$0.10		$0.28

Shares used in computing basic net income per share	89,113	89,113		89,113	88,905	88,905		88,905

Diluted net income per share	$0.29	$0.07		$0.36	$0.17	$0.10		$0.27

Shares used in computing diluted net income per share	91,402	91,402		91,402	91,323	91,323		91,323

(1)	Use of Pro Forma Financial Information
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs and expenses. These pro forma adjustments are provided to enhance an overall understanding of our current financial performance and our prospects for the future, and are one of the primary indicators management uses for planning and forecasting future periods. We have excluded such items, including purchase accounting adjustments in connection with acquisitions, and the cost of restructuring because we do not believe they are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

(2)	Proforma adjustments
Proforma adjustments include the following: (a) amortization of purchased intangibles; (b) stock-based compensation expense; (c) cost of restructuring charges; (d) income tax effect of proforma adjustments.

SYBASE, INC.
RECONCILIATION TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(UNAUDITED)

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
		Pro forma				Pro forma
(In thousands, except per share data)	GAAP	Adjustments (2)		Pro forma	GAAP	Adjustments (2)		Pro forma

Revenues:
License fees	$150,029	—		$150,029	$130,623	—		$130,623
Services	260,538	—		260,538	265,696	—		265,696

Total revenues	410,567	—		410,567	396,319	—		396,319

Costs and expenses:
Cost of license fees	24,722	(4,750	) a	19,972	25,979	(7,051	) a	18,928
Cost of services	76,690	(1,361	) b	75,329	80,268	(166	) b	80,102
Sales and marketing	129,188	(2,047	) b	127,141	124,938	(224	) b	124,714
Product development and engineering	74,540	(1,272	) b	73,268	67,832	(16	) b	67,816
General and administrative	50,934	(6,307	) b	44,627	45,310	(2,991	) b	42,319
Amortization of other purchased intangibles	3,098	(3,098	) a	—	3,354	(3,354	) a	—
Cost of restructure	100	(100	) c	—	281	(281	) c	—

Total costs and expenses	359,272	(18,935)		340,337	347,962	(14,083)		333,879

Operating income	51,295	18,935		70,230	48,357	14,083		62,440

Interest income and expense and other, net	13,275	—		13,275	6,739	—		6,739

Income before income taxes	64,570	18,935		83,505	55,096	14,083		69,179

Provision for income taxes	20,985	6,989	) d	27,974	25,895	(2,374	) d	23,521

Net income	$43,585	$11,946		$55,531	$29,201	$16,457		$45,658

Basic net income per share	$0.49	$0.13		$0.62	$0.32	$0.18		$0.50

Shares used in computing basic net income per share	89,375	89,375		89,375	90,787	90,787		90,787

Diluted net income per share	$0.48	$0.13		$0.61	$0.31	$0.18		$0.49

Shares used in computing diluted net income per share	91,716	91,716		91,716	93,231	93,231		93,231

(1)	Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs and expenses. These pro forma adjustments are provided to enhance an overall understanding of our current financial performance and our prospects for the future, and are one of the primary indicators management uses for planning and forecasting future periods. We have excluded such items, including purchase accounting adjustments in connection with acquisitions, and the cost of restructuring because we do not believe they are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

(2)	Proforma adjustments

Proforma adjustments include the following: (a) amortization of purchased intangibles; (b) stock-based compensation expense; (c) cost of restructuring charges; (d) income tax effect of proforma adjustments.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share and per share data)	2006	2005
	(Unaudited)
Current assets:
Cash and cash equivalents	$462,807	$398,741
Short-term investments	384,077	342,247

Total cash, cash equivalents and short-term cash investments	846,884	740,988

Restricted cash	2,900	2,773
Accounts receivable, net	134,098	167,790
Deferred income taxes	4,662	5,523
Other current assets	19,668	16,876

Total current assets	1,008,212	933,950

Long-term cash investments	83,564	118,948
Restricted long-term cash investments	2,600	2,600
Property, equipment and improvements, net	54,852	59,178
Deferred income taxes	32,414	24,879
Capitalized software, net	68,007	65,911
Goodwill, net	242,192	238,864
Other purchased intangibles, net	82,485	87,562
Other assets	40,124	38,722

Total assets	$1,614,450	$1,570,614

Current liabilities:
Accounts payable	$11,057	$10,353
Accrued compensation and related expenses	46,679	51,983
Accrued income taxes	41,991	31,398
Other accrued liabilities	62,412	78,040
Deferred revenue	210,845	188,929

Total current liabilities	372,984	360,703

Other liabilities	41,492	40,339
Long-term deferred revenue	4,364	5,663
Minority interest	5,079	5,079
Convertible subordinated notes	460,000	460,000

Stockholders’ equity:
Preferred stock, $0.001 par value, 8,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 105,337,362 shares issued (2005 - 105,337,362)	105	105
Additional paid-in capital	951,797	953,771
Accumulated earnings	52,643	16,195
Other comprehensive income	29,414	19,231
Less: Cost of treasury stock (16,012,474 shares and 2005 - 14,806,217)	(303,428)	(277,510)
Unearned compensation	—	(12,962)

Total stockholders’ equity	730,531	698,830

Total liabilities and stockholders’ equity	$1,614,450	$1,570,614

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
PROFORMA WITHOUT PURCHASE ACCOUNTING, COST OF RESTRUCTURE, AND STOCK COMPENSATION EXPENSE
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2006	2005	2006	2005
Revenues:
License fees	$83,141	$67,915	$150,029	$130,623
Services	132,418	136,493	260,538	265,696

Total revenues	215,559	204,408	410,567	396,319

Costs and expenses:
Cost of license fees	9,627	9,380	19,972	18,928
Cost of services	37,657	39,829	75,329	80,102
Sales and marketing	66,782	65,229	127,141	124,714
Product development and engineering	36,864	34,298	73,268	67,816
General and administrative	22,796	21,374	44,627	42,319

Total costs and expenses	173,726	170,110	340,337	333,879

Operating income	41,833	34,298	70,230	62,440

Interest income and expense and other, net	7,217	3,631	13,275	6,739

Income before income taxes	49,050	37,929	83,505	69,179

Provision for income taxes	16,259	12,896	27,974	23,521

Net income	$32,791	$25,033	$55,531	$45,658

Basic net income per share	$0.37	$0.28	$0.62	$0.50

Shares used in computing basic net income per share	89,113	88,905	89,375	90,787

Diluted net income per share	$0.36	$0.27	$0.61	$0.49

Shares used in computing diluted net income per share	91,402	91,323	91,716	93,231

Note: The pro forma statement of operations is intended to present the Company’s operating results excluding purchase accounting adjustments associated with the acquisitions of Home Financial Network, Inc., New Era of Networks, Inc., AvantGo Inc., Dejima, Inc., XcelleNet, Inc., Avaki, Inc., ISDD Ltd., Extended Systems, Inc., and Solonde Solutions AG and other purchased intangibles. Such purchase accounting adjustments would include amortization of developed technology,amortization of intangibles, goodwill impairment loss, in-process research and development costs, and related adjustments for income tax provision. The pro forma statement of operations also excludes stock compensation expense, restructuring costs, and cumulative effect of an accounting change which we do not believe are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2006	2005	2006	2005
Revenues:
License fees	$83,141	$67,915	$150,029	$130,623
Services	132,418	136,493	260,538	265,696

Total revenues	215,559	204,408	410,567	396,319

Costs and expenses:
Cost of license fees	11,930	11,721	24,722	25,979
Cost of services	38,338	39,928	76,690	80,268
Sales and marketing	67,833	65,360	129,188	124,938
Product development and engineering	37,543	34,305	74,540	67,832
General and administrative	25,947	23,077	50,934	45,310
Amortization of other purchased intangibles	1,552	1,677	3,098	3,354
Cost of restructure	66	289	100	281

Total costs and expenses	183,209	176,357	359,272	347,962

Operating income	32,350	28,051	51,295	48,357

Interest income and expense and other, net	7,217	3,631	13,275	6,739

Income before income taxes	39,567	31,682	64,570	55,096

Provision for income taxes	13,234	15,827	20,985	25,895

Net income	$26,333	$15,855	$43,585	$29,201

Basic net income per share	$0.30	$0.18	$0.49	$0.32

Shares used in computing basic net income per share	89,113	88,905	89,375	90,787

Diluted net income per share	$0.29	$0.17	$0.48	$0.31

Shares used in computing diluted net income per share	91,402	91,323	91,716	93,231

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
(Dollars in thousands)	2006	2005
Cash and cash equivalents, beginning of year	$398,741	$321,417
Cash flows from operating activities:
Net income	43,585	29,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,895	38,097
Loss on disposal of assets	1,038	254
Deferred income taxes	(7,682)	(3,247)
Stock-based compensation — restricted stock	4,264	3,397
Stock-based compensation — all other	6,724	—
Amortization of note issuance costs	984	691
Changes in assets and liabilities:
Accounts receivable	33,431	51,031
Other current assets	(2,787)	(5,206)
Other assets – operating	(2,457)	1,057
Accounts payable	699	(1,955)
Accrued compensation and related expenses	(5,317)	(3,736)
Accrued income taxes	11,005	25,549
Other accrued liabilities	(14,906)	(9,810)
Deferred revenues	20,563	(9,907)
Other liabilities	934	1,376

Net cash provided by operating activities	124,973	116,792
Cash flows from investing activities:
(Increase) Decrease in restricted cash	(127)	258
Purchases of available-for-sale cash investments	(346,539)	(520,887)
Maturities of available-for-sale cash investments	179,160	193,384
Sales of available-for-sale cash investments	160,571	30,958
Business combinations, net of cash acquired	(3,794)	(6,754)
Purchases of property, equipment and improvements	(7,847)	(8,230)
Proceeds from sale of fixed assets	2	9
Capitalized software development costs	(18,923)	(18,108)
Increase in other assets — investing	(7)	(15)

Net cash used for investing activities	(37,504)	(329,385)
Cash flows from financing activities:
Proceeds from the issuance of convertible subordinated notes, net of issuance costs	—	450,251
Repayments of long-term obligations	(29)	(959)
Payments on capital lease	(159)	(158)
Net proceeds from the issuance of common stock and reissuance of treasury stock	12,225	18,442
Purchases of treasury stock	(45,280)	(134,952)

Net cash provided by (used for) financing activities	(33,243)	332,624
Effect of exchange rate changes on cash	9,840	(24,012)

Net increase in cash and cash equivalents	64,066	96,019

Cash and cash equivalents, end of period	462,807	417,436
Cash investments, end of period	467,641	488,286

Total cash, cash equivalents and cash investments, end of period	$930,448	$905,722

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
PROFORMA WITHOUT PURCHASE ACCOUNTING, COST OF RESTRUCTURE, AND STOCK COMPENSATION EXPENSE
FOR THE THREE MONTHS ENDED JUNE 30, 2006
(UNAUDITED)

	Infrastructure	iAnywhere		Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Eliminations	Total
Revenues:
License fees
Infrastructure	$59,105	$26	$—	$59,131
Mobile and Embedded	7,605	16,405	—	24,010

Subtotal license fees	66,710	16,431	—	83,141
Intersegment license revenues	22	6,338	(6,360)	—

Total license fees	66,732	22,769	(6,360)	83,141

Services
Direct service revenue	121,183	11,235	—	132,418
Intersegment service revenues	52	6,055	(6,107)	—

Total services	121,235	17,290	(6,107)	132,418

Total revenues	187,967	40,059	(12,467)	215,559

Total allocated costs and expenses	151,248	34,445	(12,467)	173,226

Operating income before unallocated costs	$36,719	$5,614	$—	$42,333

Other unallocated costs				500

Operating income after unallocated expenses				41,833

Interest income and expense and other, net				7,217

Income before income taxes				49,050

Provision for income taxes				16,259

Net income				$32,791

Basic net income per share				$0.37

Shares used in computing basic net income per share				89,113

Diluted net income per share				$0.36

Shares used in computing diluted net income per share				91,402

Note: The pro forma statement of operations is intended to present the Company’s operating results excluding purchase accounting adjustments associated with the acquisitions of Home Financial Network, Inc., New Era of Networks, Inc., AvantGo Inc., Dejima, Inc., XcelleNet, Inc., Avaki, Inc., ISDD Ltd., Extended Systems, Inc., and Solonde Solutions AG and other purchased intangibles. Such purchase accounting adjustments would include amortization of developed technology, amortization of intangibles, goodwill impairment loss, in-process research and development costs, and related adjustments for income tax provision. The pro forma statement of operations also excludes stock compensation expense, restructuring costs, and cumulative effect of an accounting change which we do not believe are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
PROFORMA WITHOUT PURCHASE ACCOUNTING, COST OF RESTRUCTURE, AND STOCK COMPENSATION EXPENSE
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(UNAUDITED)

	Infrastructure	iAnywhere		Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Eliminations	Total
Revenues:
License fees
Infrastructure	$103,280	$66	$—	$103,346
Mobile and Embedded	12,858	33,825	—	46,683

Subtotal license fees	116,138	33,891	—	150,029
Intersegment license revenues	43	10,686	(10,729)	—

Total license fees	116,181	44,577	(10,729)	150,029

Services
Direct service revenue	238,020	22,518	—	260,538
Intersegment service revenues	102	12,192	(12,294)	—

Total services	238,122	34,710	(12,294)	260,538

Total revenues	354,303	79,287	(23,023)	410,567

Total allocated costs and expenses	294,960	68,580	(23,023)	340,517

Operating income before unallocated costs	$59,343	$10,707	$—	$70,050

Other unallocated cost savings				(180)

Operating income after unallocated expenses				70,230

Interest income and expense and other, net				13,275

Income before income taxes				83,505

Provision for income taxes				27,974

Net income				$55,531

Basic net income per share				$0.62

Shares used in computing basic net income per share				89,375

Diluted net income per share				$0.61

Shares used in computing diluted net income per share				91,716

Note: The pro forma statement of operations is intended to present the Company’s operating results excluding purchase accounting adjustments associated with the acquisitions of Home Financial Network, Inc., New Era of Networks, Inc., AvantGo Inc., Dejima, Inc., XcelleNet, Inc., Avaki, Inc., ISDD Ltd., Extended Systems, Inc., and Solonde Solutions AG and other purchased intangibles. Such purchase accounting adjustments would include amortization of developed technology, amortization of intangibles, goodwill impairment loss, in-process research and development costs, and related adjustments for income tax provision. The pro forma statement of operations also excludes stock compensation expense, restructuring costs, and cumulative effect of an accounting change which we do not believe are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED JUNE 30, 2006
(UNAUDITED)

	Infrastructure	iAnywhere		Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Eliminations	Total
Revenues:
License fees
Infrastructure	$59,105	$26	$—	$59,131
Mobile and Embedded	7,605	16,405	—	24,010

Subtotal license fees	66,710	16,431	—	83,141
Intersegment license revenues	22	6,338	(6,360)	—

Total license fees	66,732	22,769	(6,360)	83,141

Services
Direct service revenue	121,183	11,235	—	132,418
Intersegment service revenues	52	6,055	(6,107)	—

Total services	121,235	17,290	(6,107)	132,418

Total revenues	187,967	40,059	(12,467)	215,559

Total allocated costs and expenses before cost of restructure and amortization of customer lists, covenant not to compete and purchased technology	151,248	34,445	(12,467)	173,226

Operating income before cost of restructure and amortization of customer lists, covenant not to compete, and purchased technology	36,719	5,614	—	42,333

Cost of restructure — 2006 Activity	66	—	—	66
Amortization of customer lists	500	1,046	—	1,546
Amortization of covenant not to compete	6	—	—	6
Amortization of purchased technology	339	1,964	—	2,303

Operating income before unallocated costs	$35,808	$2,604	$—	$38,412

Other unallocated costs				6,062

Operating income after unallocated expenses				32,350

Interest income and expense and other, net				7,217

Income before income taxes				39,567

Provision for income taxes				13,234

Net income				$26,333

Basic net income per share				$0.30

Shares used in computing basic net income per share				89,113

Diluted net income per share				$0.29

Shares used in computing diluted net income per share				91,402

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(UNAUDITED)

	Infrastructure	iAnywhere		Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Eliminations	Total
Revenues:
License fees
Infrastructure	$103,280	$66	$—	$103,346
Mobile and Embedded	12,858	33,825	—	46,683

Subtotal license fees	116,138	33,891	—	150,029
Intersegment license revenues	43	10,686	(10,729)	—

Total license fees	116,181	44,577	(10,729)	150,029

Services
Direct service revenue	238,020	22,518	—	260,538
Intersegment service revenues	102	12,192	(12,294)	—

Total services	238,122	34,710	(12,294)	260,538

Total revenues	354,303	79,287	(23,023)	410,567

Total allocated costs and expenses before cost of restructure and amortization of customer lists, covenant not to compete and purchased technology	294,960	68,580	(23,023)	340,517

Operating income before cost of restructure and amortization of customer lists, covenant not to compete, and purchased technology	59,343	10,707	—	70,050

Cost of restructure — 2006 Activity	100	—	—	100
Amortization of customer lists	1,000	2,092	—	3,092
Amortization of covenant not to compete	6	—	—	6
Amortization of purchased technology	822	3,928	—	4,750

Operating income before unallocated costs	$57,415	$4,687	$—	$62,102

Other unallocated costs				10,807

Operating income after unallocated expenses				51,295

Interest income and expense and other, net				13,275

Income before income taxes				64,570

Provision for income taxes				20,985

Net income				$43,585

Basic net income per share				$0.49

Shares used in computing basic net income per share				89,375

Diluted net income per share				$0.48

Shares used in computing diluted net income per share				91,716

SYBASE, INC.
Reconciliation of GAAP-based EPS to pro forma EPS
for the three months ended September 30, 2006
(unaudited)

Pro forma EPS	$0.33

Amortization of purchased intangibles	(0.04)
Amortization of stock compensation expense	(0.06)
Income tax effect of above adjustments	0.03
Income tax effect primarily from utilization of foreign tax credits	0.01

GAAP — based EPS	$0.27

Use of Pro Forma Financial Information
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs and expenses. These pro forma adjustments are provided to enhance an overall understanding of our current financial performance and our prospects for the future, and are one of the primary indicators management uses for planning and forecasting future periods. We have excluded such items, including purchase accounting adjustments in connection with acquisitions because we do not believe they are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

SYBASE, INC.
Reconciliation of GAAP-based EPS to pro forma EPS
for the twelve months ended December 31, 2006
(unaudited)

Pro forma EPS	$1.38

Amortization of purchased intangibles	(0.17)
Amortization of stock compensation expense	(0.24)
Income tax effect of above adjustments	0.13
Income tax effect primarily from utilization of foreign tax credits	0.02

GAAP — based EPS	$1.12

Use of Pro Forma Financial Information
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs and expenses. These pro forma adjustments are provided to enhance an overall understanding of our current financial performance and our prospects for the future, and are one of the primary indicators management uses for planning and forecasting future periods. We have excluded such items, including purchase accounting adjustments in connection with acquisitions because we do not believe they are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.